Exhibit 4.2

AMBIQ MICRO, INC.

SEVENTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 8th day of February, 2022, by and among AMBIQ MICRO, INC., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series F-1 Preferred Stock (the “Series F-1 Stock”), pursuant to that certain Series F-1 Preferred Stock Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series Seed Preferred Stock (the “Series Seed Stock”), Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock (the “Series C Stock”),Series D Preferred Stock (the “Series D Stock”), Series E Preferred Stock (the “Series E Stock”) and Series F Preferred Stock (the “Series F Stock” and together with the Series Seed Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock and Series F-1 Stock, the “Preferred Stock”);

WHEREAS, the Prior Investors and the Company are parties to a Sixth Amended and Restated Investor Rights Agreement, dated as of October 16, 2020, by and among the Company and the Prior Investors, as amended from time to time (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 6.5 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Basic Investor” means an Investor who (with its affiliates) owns not less than 200,000 shares of Registrable Securities (as adjusted for stock splits and combinations or other recapitalization or reclassification effected after the date hereof).

(b) “Board” means the Board of Directors of the Company.

(c) “DPA” means the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(g) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(h) “Major Investor” means an Investor who (with its affiliates) owns at least 3% of the capital stock of the Company on a fully diluted basis (calculated by dividing (i) the total number of shares of the Company’s Common Stock (including all shares of Common Stock issuable upon conversion of the Shares or upon the exercise of outstanding warrants or options or other convertible securities) held by an Investor (and its affiliates) by (ii) the total number of shares of the Company’s Common Stock (including (A) all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options or other convertible securities and (B) all shares reserved for issuance under the Company’s stock option or equity incentive plans). For the purposes of determining whether Tsiq Holdings Limited, Supreme Capital Holdings Limited or their respective affiliates are Major Investors, the ownership of Tsiq Holdings Limited, Supreme Capital Holdings Limited and their respective affiliates shall be aggregated. For the purposes of determining whether DFJ Mercury II, LP or its affiliates are Major Investors, the ownership of DFJ Mercury II, LP, DFJ Mercury II Affiliates Fund, LP, Draper Associates, L.P., Draper Associates Riskmasters Fund II, LLC, Draper Associates Riskmasters Fund III, LLC, Draper Fisher Jurvetson Fund X, L.P., Draper Fisher Jurvetson Partners X, LLC, Mercury Partners Management, LLC and their respective affiliates shall be aggregated.

(i) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(k) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(l) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $75,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(m) “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

(n) “SEC” or “Commission” means the Securities and Exchange Commission.

(o) “Securities Act” shall mean the Securities Act of 1933, as amended.

(p) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(q) “Series Preferred Directors” shall have the same meaning as set forth in the Restated Certificate.

(r) “Shares” shall mean shares of the Company’s Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(s) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, or (E) an entity transferring to any entity controlling, controlled by, or under the common control with the Holder, including any subsidiary of the Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered; provided, however, that this right to request the filing of a Form S-1 registration statement shall in no event be made available to any Holder that is a Foreign Person (as defined in the DPA).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the fifth anniversary of the date of this Agreement or (B) of the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board, if any and, if none, by the majority of members of the Board then in office, stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than a Special Registration Statement;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering that results in the conversion of all outstanding shares of Preferred Stock and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board, if any and, if none, by the majority of members of the Board then in office, stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4 within the twelve (12) month period preceding the date of such request; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, stockholders, officers, managers, and directors of each Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, stockholder, officer, manager, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, stockholder, officer, manager, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, stockholders, managers, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, stockholder, manager, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, stockholder, manager, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder or other affiliate of a Holder that is a corporation, partnership or limited liability company; (b) is a Holder’s family member or trust for the benefit of an individual Holder; (c) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 6.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not, without the prior written consent of the managing underwriter, sell, lend, offer, pledge, transfer or dispose (directly or indirectly), make any short sale of, grant any option, warrant or right for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) (i) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with applicable FINRA rules or any successor or similar rule or regulation); provided, that, all officers and directors of the Company and holders of at least two percent (2%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall apply only to the Initial Offering and shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, (ii) a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future, (iii) transfers by a Holder to such Holder’s affiliates, i.e. any entity controlling, controlled by, or under the common control with the Holder, including any subsidiary of the Holder, or (iv) transfers of Common Stock that were purchased in the open market following the Initial Offering. Any discretionary waiver or termination of the obligations described in this Section 2.11 by the Company or the underwriters shall apply pro rata to all Holders subject to such obligations, based on the number of shares subject to such obligations.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the applicable market stand-off period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, 2.3 or 2.4 hereof shall terminate upon the earlier of: (i) the date five (5) years following an initial public offering that results in the conversion of all outstanding shares of Preferred Stock; or (ii) such time as (x) such Holder (together with its affiliates), as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), (y) the Company has completed its Initial Offering and (z) all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) Except as provided in Section 3.15, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and eighty (180) days thereafter, the Company will furnish each Basic Investor (provided that the Board has not reasonably determined that such Basic Investor is a competitor of the Company) a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Unless otherwise waived by the Board, including a majority of the Series Preferred Directors then in office, such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of regional standing selected by the Board, including a majority of the Series Preferred Directors then in office.

(c) Except as provided in Section 3.15, the Company will furnish each Basic Investor (provided that the Board has not reasonably determined that such Basic Investor is a competitor of the Company), as soon as practicable after the end of each quarterly accounting period and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) Except as provided in Section 3.15, the Company will furnish each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company): (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof).

3.2 Inspection Rights.

(a) Except as provided in Section 3.15, each Basic Investor shall have the right once every twelve months to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers at such reasonable times as may be requested in advance; provided, however, that the Company shall not be obligated under this Section 3.2(a) with respect to a competitor of the Company or with respect to information which the Board determines in good faith is attorney-client privileged and should not, therefore, be disclosed.

(b) Except as provided in Section 3.15, each Major Investor shall have the right (i) once every twelve months to visit and inspect any of the properties of the Company or any of its subsidiaries, and (ii) to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers and to review such information as is reasonably requested in each case at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall be allowed a reasonable time to process any such request; and provided, further that the Company shall not be obligated under this Section 3.2(b) with respect to a competitor of the Company or with respect to information which the Board determines in good faith is attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Section 3.1 and 3.2 hereof (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, affiliate, stockholder, member, subsidiary or parent of such Investor as long as such partner, affiliate, stockholder, member, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) to such Investor’s legal counsel, accountants, consultants, advisors, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (iii) at such time as it enters the public domain through no fault of such Investor; (iv) that is communicated to it by a third party free of any obligation of confidentiality; (v) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (vi) as required by applicable law.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board, including a majority of the Series Preferred Directors then in office, all shares subject to stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest, in equal monthly installments, over the remaining three (3) years. After the date of this Agreement, the Company will not grant any stock option which contains an early exercise feature or a vesting acceleration feature without the approval of the Board, including a majority of the Series Preferred Directors then in office.

3.6 Key Man Insurance. At the discretion of the Board, the Company may obtain and maintain in full force and effect term life insurance in the amounts of and on the lives of those individuals determined by the Board.

3.7 Director and Officer Insurance, Employment Practices Liability Insurance and Casualty and Liability Insurance. The Company has obtained and will use commercially reasonable efforts to maintain in full force and effect hereafter (a) director and officer liability insurance, including non-rescindable Side A coverage, in the amount of at least $3,000,000 (or such greater amount as determined by the Board or as requested by a majority of the Series Preferred Directors then in office), and (b) employment practices liability insurance and casualty and liability insurance in the amounts reasonably determined by the Board, including a majority of the Series Preferred Directors then in office. DFJ Mercury II, L.P., Austin Ventures X, L.P., KPCB Holdings, Inc. and Taiwania Capital Buffalo Fund Co., Ltd. (“Taiwania”) shall be named as an additional insured and loss payee on such insurance policies. Upon any liquidation, dissolution, or winding up of the Company, including without limitation an Acquisition or Asset Transfer, the Company shall obtain a tail policy on such insurance policies for a period of not less than 6 years, which policy may not be modified or terminated without approval of each of DFJ Mercury II, L.P., Austin Ventures X, L.P. and Taiwania.

3.8 Confidentiality and Inventions Assignment Agreement. The Company shall require all employees and consultants to execute and deliver a Confidentiality and Inventions Assignment Agreement or Consulting Agreement with confidentiality and invention assignment language substantially in a form approved by the Company’s counsel or the Board.

3.9 Board Matters.

(a) Unless otherwise determined by the vote of a majority of the directors then in office, including a majority of the Series Preferred Directors then in office, the Board shall meet at least one time per quarter, in accordance with an agreed-upon schedule.

(b) The Company has caused to be established, and will continue to maintain, a Compensation Committee of the Board of Directors of the Company.

(c) The Company shall cause to be established, and will maintain, an Audit Committee of the Board of Directors of the Company.

(d) The Company shall reimburse non-employee directors for out of pocket travel expense incurred to attend Board meetings or any committee thereof, to a maximum of $1,000 per meeting.

3.10 Assignment of Right of First Refusal. The Company’s Bylaws shall contain a right of first refusal on all transfers of Common Stock, subject to normal and customary exceptions. In the event the provisions of that certain Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith (the “Co-Sale Agreement”) do not apply and the Company elects not to exercise any right of first refusal or right of first offer in favor of the Company with respect to a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Restated Certificate or the Company’s Bylaws, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Investor. In the event of such assignment, each Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Investors at the time of such proposed transfer.

3.11 Board Approval. The Company shall not, without the approval of the Board, including a majority of the Series Preferred Directors then in office, take any of the following actions:

(a) Appoint or remove any executive officer of the Company, including but not limited to the chief executive officer, the chief financial officer, and the chief operating officer;

(b) Settle or alter the term of any bonus or profit sharing scheme or grant any award under any employee share option or share participation scheme;

(c) Amend accounting policies previously adopted, change the fiscal or financial year of the Company, or adopt the annual or quarterly accounts or budgets of the Company or any of its subsidiaries;

(d) Adopt or enter into any compensation plan, agreement or other arrangement pursuant to which an employee or consultant has the potential to be paid cash compensation in an amount equal to or greater than $200,000 in any calendar year period;

(e) Approve, or make adjustments or modifications to, the terms of any transaction involving the interests of any director, officer, stockholder, or immediate family members of the foregoing, of the Company or any of its subsidiaries;

(f) Incur any indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business);

(g) Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security), security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of the Company or any of its subsidiaries;

(h) Sell, transfer, license, charge, encumber or otherwise dispose of any proprietary rights owned by the Company or any of its subsidiaries, other than in the ordinary course of business;

(i) Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other formal dispute resolution procedures involving the Company or any of its subsidiaries or settle, compromise or concede any other material dispute;

(j) Authorize or effect the formation of joint ventures or non-wholly owned subsidiaries;

(k) Make any investment or incur any other items of capital expenditure or other purchase of tangible or intangible assets in excess of $100,000 individually or in aggregate over any twelve (12) month period, unless such expenditure is incurred pursuant to the then current business plan or budget that was approved by the Board, including a majority of the Series Preferred Directors then in office;

(l) Enter into any industry that is significantly different from the businesses as currently conducted by the Company or terminate any of the businesses conducted by the Company or its subsidiaries from time to time; or

(m) Effect an initial public offering of the Company’s Common Stock.

3.12 Directors’ Liability and Indemnification. The Restated Certificate and the Company’s Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.13 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

3.14 Harassment Policy. The Company has established, and will continue to maintain in effect (i) a Code of Conduct governing appropriate workplace behavior and (ii) an Anti-Harassment and Discrimination Policy prohibiting discrimination and harassment at the Company. Such policy shall be reviewed and approved periodically by the Board of Directors.

3.15 CFIUS Matters. Notwithstanding anything to the contrary in this Agreement, the Company shall have and shall exercise the right to (i) exclude a Foreign Purchaser (as defined in the Purchase Agreement) from access to any information, facilities, or properties of the Company or any its subsidiaries, and (ii) prohibit a Foreign Purchaser from engaging in discussions and communications with any Company personnel, in each case if the Company reasonably determines that such exclusion is necessary or appropriate to enforce the limitations set forth in Section 6.1 of the Purchase Agreement, Section 6.1 of that certain Series F Preferred Stock Purchase Agreement, dated as of October 16, 2020, by and among the Company and the investors listed on the signature pages thereto or any other agreement between the Company and such Foreign Purchaser.

3.16 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.4, 3.12, and 3.13) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering, (ii) upon an Acquisition (as defined in the Restated Certificate), or (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws and the DPA, each Basic Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Basic Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Basic Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security and any convertible promissory note), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Basic Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Basic Investor shall have thirty (30) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Basic Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Basic Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Basic Investors who do so elect and shall offer such Basic Investors the right to acquire such unsubscribed shares on a pro rata basis. The Basic Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares (the “Overallotment Rights”). The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Basic Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Basic Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Basic Investors in the manner provided above.

4.4 Sale Without Notice. In lieu of giving notice to the Basic Investors prior to the issuance of Equity Securities as provided in Section 4.2 and if authorized to do so by the Board, including a majority of the Series Preferred Directors then in office, the Company may elect to give notice to the Basic Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities and the terms and conditions on which the Company issued the same. Each Basic Investor shall have twenty five (25) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Basic Investor, maintain such Basic Investor’s pro rata share (as set forth in Section 4.1) of the Company’s equity securities after giving effect to all such purchases and to provide Overallotment Rights in the manner provided under the first two sentences of Section 4.3 hereof. The closing of such sale shall occur within sixty (60) days of the date of notice to the Basic Investors.

4.5 Termination of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering, (ii) an Acquisition (as defined in the Restated Certificate), or (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

4.6 Assignment of Rights of First Refusal. The rights of first refusal of each Basic Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9. Notwithstanding the previous sentence, (a) the rights of first refusal of The Regents of the University of Michigan (the “University”) under this Section 4 may be assigned to any Affiliate (as defined below) of the University, including, without limitation the Frankel Commercialization Fund at the Ross School of Business, the Wolverine Venture Fund or any other fund of the University provided that (i) such Affiliate is an “accredited investor” within the meaning of Regulation D under the Securities Act, (ii) such Affiliate is not an Operating Entity (as defined below), and (iii) such Affiliate is not a competitor of the Company or an entity that invests in a competitor of the Company (as determined in good faith by the Board); (b) the rights of first refusal of Austin Ventures X, L.P. under this Section 4 may be assigned to any AV Affiliate (as defined below) provided that (i) such AV Affiliate is an “accredited investor” within the meaning of Regulation D under the Securities Act, and (ii) such AV Affiliate is not a competitor of the Company or an entity that invests in a competitor of the Company (as determined in good faith by the Board); (c) the rights of first refusal of DFJ Mercury II, L.P. under this Section 4 may be assigned to any DFJ Mercury Affiliate (as defined below) provided that (i) such DFJ Mercury Affiliate is an “accredited investor” within the meaning of Regulation D under the Securities Act, and (ii) such DFJ Mercury Affiliate is not a competitor of the Company or an entity that invests in a competitor of the Company (as determined in good faith by the Board); (d) the rights of first refusal of KPCB Holdings, Inc. (“KPCB”) under this Section 4 may be assigned to any KPCB Affiliate (as defined below) provided that (i) such KPCB Affiliate is an “accredited investor” within the meaning of Regulation D under the Securities Act, (ii) such KPCB Affiliate is not an Operating Entity (as defined below), and (iii) such KPCB Affiliate is not a competitor of the Company; (e) the rights of first refusal of Tsiq Holdings Limited and Supreme Capital Holdings Limited under this Section 4 may be assigned to any Tsiq Affiliate (as defined below) provided that (i) such Tsiq Affiliate is an “accredited investor” within the meaning of Regulation D under the Securities Act, and (ii) such Tsiq Affiliate is not a competitor of the Company or an entity that invests in a competitor of the Company (as determined in good faith by the Board); (f) the rights of first refusal of Taiwania under this Section 4 may be assigned to any Taiwania Affiliate (as defined below) provided that (i) such Taiwania Affiliate is an “accredited investor” within the meaning of Regulation D under the Securities Act, and (ii) such Taiwania Affiliate is not a competitor of the Company or an entity that holds a material investment in a competitor of the Company (as reasonably determined by the Board. For purposes of this Section 4.6, (A) “Affiliate” shall mean (i) any entity controlled by the University, or (ii) any affiliate of the University or any other entity in which the University has a financial interest or investment, (B) “Operating Entity” shall mean an entity in the business of developing, making, distributing, promoting or supporting goods and/or services in commerce, (C) “AV Affiliate” shall mean any other person who, directly or indirectly, controls, is controlled by, or is under common control with Austin Ventures X, L.P., including without limitation any general partner, managing member, officer or director of Austin Ventures X, L.P. or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, Austin Ventures X, L.P, (D) “DFJ Mercury Affiliate”

shall mean any other person who, directly or indirectly, controls, is controlled by, or is under common control with DFJ Mercury II, L.P, including without limitation any general partner, managing member, officer or director of DFJ Mercury II, L.P. or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, DFJ Mercury II, L.P, (E) “KPCB Affiliate” shall mean any other person who, directly or indirectly, controls, is controlled by, or is under common control with KPCB or KPCB’s principal, including without limitation any general partner, managing member, officer or director of KPCB or KPCB’s principal or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, KPCB, (F) “Tsiq Affiliate” shall mean any other person who, directly or indirectly, controls, is controlled by, or is under common control with Tsiq Holdings Limited or Supreme Capital Holdings Limited, including without limitation any general partner, managing member, officer or director of Tsiq Holdings Limited or Supreme Capital Holdings Limited or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, Tsiq Holdings Limited or Supreme Capital Holdings Limited, and (G) “Taiwania Affiliate” shall mean any other person who, directly or indirectly, controls, is controlled by, or is under common control with Taiwania or Taiwania’s principal, including without limitation any general partner, managing member, officer or director of Taiwania or Taiwania’s principal or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, Taiwania.

4.7 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, including a majority of the Series Preferred Directors then in office;

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board, including a majority of the Series Preferred Directors then in office;

(d) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board, including a majority of the Series Preferred Directors then in office;

(f) any Equity Securities that are issued by the Company in an offering to the public pursuant to a registration statement filed under the Securities Act and declared effective by the SEC; or

(g) any Equity Securities issued by the Company pursuant to the Purchase Agreement.

SECTION 5. COVENANT OF THE INVESTORS.

5.1 Commerce Department Compliance. The Company may be required to file reports with the Bureau of Economic Analysis (the “BEA”) of the US Commerce Department when a US affiliate of a foreign Investor if such foreign Investor, together with its affiliates, directly or indirectly controls ten percent (10%) or more of the voting securities of the Company. Such foreign Investor that is a foreign individual or entity or a US subsidiary or affiliate of a foreign parent shall use its commercially reasonable efforts to provide information necessary for the Company to comply with BEA filings required under the International Investment and Trade in Services Act. This Section 5 shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering, (ii) an Acquisition (as defined in the Restated Certificate), or (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

SECTION 6. MISCELLANEOUS.

6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof.

6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

6.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.5 Amendment, Waiver or Termination. Except as otherwise expressly provided, this Agreement may be terminated, amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the Investors holding a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock held by the Investors, provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all applicable Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, , any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the

Company shall issue Equity Securities in accordance with Section 4.7 (d) or (f) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons, or persons or entities under common management or control, or other Affiliates as set forth in Section 4.6 herein, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For the purposes of this Section 6.12, an entity controlling, controlled by, or under common control with Tsiq Holdings Limited and an entity controlling, controlled by, or under common control with Supreme Capital Holdings Limited shall be deemed to be under common control with each other.

6.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this SEVENTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

AMBIQ MICRO, INC.

By:	/s/ Fumihide Esaka
Fumihide Esaka,
Chief Executive Officer

Address:	6500 River Place Boulevard Building 7, Suite 200 Austin, Texas 78730

IN WITNESS WHEREOF, the parties hereto have executed this SEVENTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Adam Finkel
ADAM FINKEL

BANK SINOPAC COMPANY LIMITED IN ITS CAPACITY AS MASTER CUSTODIAN OF FUH HWA ENERGY-EFFICIENT FUND

By: BANK SINOPAC COMPANY LIMITED, Trustee and Duly Authorized Representative

By:	/s/ [International Signature Stamp]
Name:
Title:

By:	Fuh Hwa Securities Investment Trust, Co., Ltd.

By:	/s/ Jiunn Shyong Duh
Name: Jiunn Shyong Duh
Title: Chairman

BG2, LLC

By:	/s/ Michael J. Gerfen
Name: Michael J. Gerfen
Title: Manager

BRANDY INVESTMENTS, LLC

By:	/s/ Steven Flannery
Name: Steven Flannery
Title: Manager

CHRISTOPHER A. BRANOFF TRUST U/A/D 6//26/2000

By:	/s/ Christopher A. Branoff
Name: Christopher A. Branoff
Title: Trustee

/s/ Christopher P. Gutek
CHRISTOPHER P. GUTEK

/s/ Clark Jernigan
CLARK JERNIGAN

CSVI VENTURES, L.P.

By:	/s/ Yang, Pang-Yen
Name: Yang, Pang-Yen
Title: Authorized Signature

/s/ David Blaauw
DAVID BLAAUW

DAVID C. TESSLER BUSINESS TRUST

By:	/s/ David C. Tessler
Name: David C. Tessler
Title: Owner/Member

DFJ MERCURY II AFFILIATES FUND, LP

By: DFJ Mercury II – GP, L.P., General Partner
By: DFJ Mercury Management II, LLC, General Partner

By:	/s/ Blair Garrou
Name: Blair Garrou
Title: Managing Director

DFJ MERCURY II, LP

By: DFJ Mercury II – GP, L.P., General Partner
By: DFJ Mercury Management II, LLC, General Partner

By:	/s/ Blair Garrou
Name: Blair Garrou
Title: Managing Director

DRAPER ASSOCIATES RISKMASTERS FUND II, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member

DRAPER ASSOCIATES RISKMASTERS FUND III, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: General Partner

DRAPER FISHER JURVETSON FUND X, L.P.

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Director

DRAPER FISHER JURVETSON PARTNERS X, LLC

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Member

EDB INVESTMENTS PTE LTD

By:	/s/ Basil Liu
Name: Basil Liu
Title: Authorised Signatory

EL CAMINO FUND, L.P.

By:	/s/ David Chen
Name: David Chen
Title: Managing Partner

ELEMENT I VENTURE CAPITAL CO., LTD.

By: Bridge Roots Capital Co., Ltd.

By:	/s/ Joe-Hsiang Lin
Name: Joe Hsiang Lin
Title: Director

ELEMENT IV VENTURE CAPITAL CO., LTD.

By: Bridge Roots Capital Co., Ltd.

By:	/s/ Joe-Hsiang Lin
Name: Joe Hsiang Lin
Title: Director

/s/ Ellen E. Lehman
ELLEN LEHMAN

EVEREST FUND I

By:	/s/ Weijie Yun
Name: Weijie Yun
Title: Managing Partner

FARGLORY INTERNATIONAL INVESTMENT CO., LTD.

By:	/s/ Wen-Chia Chao
Name: Chao, Wen-Chia
Title: President

/s/ Frank J. Marshall
FRANK J. MARSHALL

FREEDOM OVERSEAS CO., LTD.

By:	/s/ Wang, Yung-Hsiang
Name: Wang, Yung-Hsiang
Title: Director

FUJITSU SEMICONDUCTOR MEMORY SOLUTION LIMITED

By:	/s/ Kagemasa Magaribuchi
Name: Kagemasa Magaribuchi
Title: President and Representative Director

GRAND ANGELS CO. INVESTMENT FUND I, LLC

By:	Grand Angels Company, LLC, Manager

By:	/s/ Paul S. D’Amato
Name: Paul S. D’Amato
Title: Chief Executive Officer

GRAND ANGELS VENTURE FUND II, LLC

By:	Grand Angels Company, LLC, Manager

By:	/s/ Paul S. D’Amato
Name: Paul S. D’Amato
Title: Chief Executive Officer

GRANDWIN ENTERPRISES LIMITED

By:	/s/ Pak To Leung
Name: Pak To Leung
Title: Sole Director

/s/ Harold Finkel
HAROLD FINKEL

HRV AMBIQ 2021 II LLC

By:	/s/ Ryan Waddington
Name: Ryan Waddington
Title: Managing Partner

HRV AMBIQ 2021 LLC

By:	/s/ Ryan Waddington
Name: Ryan Waddington
Title: Managing Partner

HUI CAPITAL SUPERSTAR LIMITED

By:	/s/ Yang Longzhong
Name: Yang Longzhong
Title: Director

HURON RIVER VENTURES I-A, LIMITED PARTNERSHIP

By:	/s/ Ryan Waddington
Name: Ryan Waddington
Title: Partner

HURON RIVER VENTURES OPPORTUNITY FUND, L.P.

By:	/s/ Ryan Waddington
Name: Ryan Waddington
Title: Partner

IDEAL BASE LIMITED

By:	/s/ Andy Yung
Name: Andy Yung
Title: Director

/s/ J. Kevin McCurren
J. KEVIN MCCURREN

JACOBS PARTNERS

By:	/s/ Thomas W. Jacobs
Name: Thomas W. Jacobs
Title: Partner

/s/ Jeff B. Eskind
JEFF ESKIND

JOHN IVES, KATHLEEN IVES, JTWROS

/s/ John Ives

/s/ Kathleen Ives

/s/ Jon Daniel Landman
JON DANIEL LANDMAN

/s/ Kenneth A. Buckfire
KENNETH A. BUCKFIRE

KIP BRIGHT (CHEDGDU) EQUITY INVESTMENT PARTNERSHIP (LP)

By:	/s/ Ping Wang
Name: Ping Wang
Title: Associate Partner

KP X LIMITED

By:	/s/ Zheng Fang
Name: Zheng Fang
Title:

KPCP HOLDINGS, INC., AS NOMINEE

By:	/s/ Susan Biglieri
Name: Susan Biglieri
Title: Chief Financial Officer

LANDMAN FAMILY PARTNERSHIP

By:	/s/ Jeffrey A. Landman
Name: Jeffrey A. Landman
Title: Partner

LEIGH FAMILY INVESTMENTS LLC

By:	/s/ R. Lawrence Leigh
Name: R. Lawrence Leigh
Title: Manager

LIGHTSPEED CHINA PARTNERS SELECT I, L.P.

By: Lightspeed China Partners Select I GP, LLC, General Partner

By:	/s/ Yan Han
Name: Yan Han
Title: Managing Director

LIONHIL VENTURES LIMITED

By:	/s/ Ronna Chao
Name: Ronna Chao
Title: Director

/s/ Marc Hanson
MARC HANSON

/s/ Masayuki Kojo
MASAYUKI KOJO

MAX ELECTRON (HONGKONG) LIMITED

By:	/s/ Xiaohui Li
Name: Xiaohui Li
Title: Chief Executive Officer

MIO LABS INC.

By:	/s/ Nongfei Pan
Name: Nongfei Pan
Title: CEO

NATIONS TECHNOLOGIES (HONG KONG) LIMITED

By:	/s/ Sun Yingtong
Name: Sun Yingtong
Title: Director

NFC FUND II, LP

By:	/s/ Tiffany Luo
Name: Tiffany Luo
Title: CEO

NICE ONE TRADING LTD.

By:	/s/ Wang, Yung-Hsiang
Name: Wang, Yung-Hsiang
Title: Director

OPTIMAS CAPITAL PARTNERS FUND LP

By:	/s/ Yongzhi Jiang
Name: Yongzhi Jiang
Title: Partner

ORFIN AMBIQ, LLC

By:	/s/ Adam Finkel
Name: Adam Finkel
Title: Partner

ORFIN, LLC

By:	/s/ Adam Finkel
Name: Adam Finkel
Title: Partner

OSAGE UNIVERSITY PARTNERS I, L.P.

By: Osage University GP, LLC, General Partner

By:	/s/ Marc Singer
Name: Marc Singer
Title: Managing Member

PANASONIC VENTURES, LLC

By:	/s/ Carey Lai
Name: Carey Lai
Title: President

/s/ Patrick J. Mullen
Patrick J. Mullen

/s/ Paul S. D’Amato
PAUL S. D’AMATO

PTCM HOLDING LIMITED

By: Kun’an (Shenzhen) Financial Advisor Enterprise (Limited Partnership)

By:	/s/ Nien, Chieh Ping James
Name: Nien, Chieh Ping James
Title: Authorized Representative

R. LAWRENCE LEIGH TRUST

By:	/s/ R. Lawrence Leigh
Name: R. Lawrence Leigh
Title: Trustee

REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ L. Erik Lundberg
Name: L. Erik Lundberg
Title: Chief Investment Officer

REGENTS OF THE UNIVERSITY OF MICHIGAN THROUGH THE “MINTS” PROGRAM (MICHIGAN INVESTMENT IN NEW TECHNOLOGY STARTUPS)

By:	/s/ L. Erik Lundberg
Name: L. Erik Lundberg
Title: Chief Investment Officer

REGENTS OF THE UNIVERSITY OF MICHIGAN ACTING THROUGH ITS OFFICE OF TECHNOLOGY TRANSFER

By:	/s/ Bryce Pilz
Name: Bryce Pilz
Title: Executive Director of Licensing & Strategic Alliances

REVOCABLE TRUST OF HANS PETER DEEDE

By:	/s/ Hans Peter Deede
Name: Hans Peter Deede
Title: Trustee

SCGC CAPITAL HOLDING COMPANY LIMITED

By:	/s/ Yucai Jiang
Name: Yucai Jiang
Title: Director

STEPHEN SHEAFOR AND CINDY LINDSAY

/s/ Stephen Sheafor

/s/ Cindy Lindsay

STEVEN E. ZUCCARINI AND DEBORAH J. ZUCCARINI, INITIAL CO-TRUSTEES OF THE ZUCCARINI FAMILY TRUST DATED OCTOBER 23, 2015

By:	/s/ Steven E. Zuccarini
Name: Steven E. Zuccarini
Title: Co-Trustee

By:	/s/ Deborah J. Zuccarini
Name: Deborah J. Zuccarini
Title: Co-Trustee

STONEHAVEN VENTURES LIMITED (a company incorporated in the British Virgin Islands with limited liability)

By:	/s/ Siu Keung Wong
Name: Siu Keung Wong
Title: Director

/s/ Stuart Erickson
STUART ERICKSON

SUNRISE TECHNOLOGY INVESTMENTS, LLC

By:	/s/ Stephen P. Magowan
Name: Stephen P. Magowan
Title: Manager

SUPREME CAPITAL HOLDINGS LIMITED

By:	/s/ Lihui Zhang
Name: Lihui Zhang
Title: Director

TAIWANIA CAPITAL BUFFALO FUND CO., LTD.

By: Taiwania Capital Management Corporation, Investment Manager

By:	/s/ David Chia-Shen Weng
Name: David Chia-Shen Weng
Title: CEO

TEMPLESON HOLDING LTD.

By:	/s/ Hui Ju Wang
Name: Hui Ju Wang
Title: Director

/s/ Tetsuya Umeki
TETSUYA UMEKI

THE CRAIG M. HANSON REVOCABLE LIVING TRUST DATED MAY 31, 1991, AS AMENDED AND RESTATED

By:	/s/ Craig M. Hanson
Name: Craig M. Hanson
Title: Trustee

TRIUMPH WAY INVESTMENT INC.

By:	/s/ Timothy Chen
Name: Timothy Chen
Title: Director

TROUT CREEK VENTURES, LP

By: Trout Creek Ventures Management, LLC

By:	/s/ Paul S. D’Amato
Name: Paul S. D’Amato
Title: Managing Director

TSIQ HOLDINGS LIMITED

By:	/s/ Liwei Li
Name: Liwei Li
Title: Director

TYCHE PARTNERS II, L.P.

By:	/s/ Weijie Yun
Name: Weijie Yun
Title: Managing Partner

WEST FOUNTAIN GLOBAL FUND LIMITED PARTNERSHIP

By:	West Fountain Capital Management Limited, General Partner

By:	/s/ Zhiwu Yuan
Name: Zhiwu Yuan
Title: Authorized Officer

/s/ William D. Buckfire
WILLIAM D. BUCKFIRE

/s/ William H. Eskind
WILLIAM H. ESKIND

EXHIBIT A

SCHEDULE OF INVESTORS

Name	Address	Email
Abracon Corporation	24422 Avenida de la Carlota, Suite 290 Laguna Hills, CA 92653-3648	[Intentionally omitted]

Adam Finkel	3872 Columbia Drive Bloomfield Hills, MI 48302	[Intentionally omitted]

AInvestment Holding Limited	3806 Central Plaza 18 Harbour Road Wan Chai HONG KONG	[Intentionally omitted]

Alexander H. Buckfire	1175 Park Avenue, Apt. 13-A New York, NY 10128	[Intentionally omitted]

Annabel H. Buckfire	1175 Park Avenue, Apt. 13-A New York, NY 10128	[Intentionally omitted]

ARM Limited	110 Fulbourn Road Cambridge CB1 9NJ UNITED KINGDOM	[Intentionally omitted]

Atain Specialty Insurance Company	30833 Northwestern Highway, Suite 220 Farmington Hills, MI 48334	[Intentionally omitted]

Austin Ventures X, L.P.	Attn: General Counsel 100 Congress Avenue, Suite 1600 Austin, TX 78701	[Intentionally omitted]

BANK SINOPAC COMPANY LIMITED in its capacity as master custodian of Fuh Hwa Energy-efficient Fund	8F., No. 308, Section 2 Bade Road Taipei 104 TAIWAN with a copy to: Fuh Hwa Energy-efficient Fund Attn: Anne Mao 8F., No. 308, Section 2 Bade Road Taipei 104 TAIWAN	[Intentionally omitted]

BG2, LLC	7950 Moorsbridge Road, Suite 204 Portgage, MI 49024	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
Bliss Link Global Limited	No. 39, Xinle Road South District Tainan City 702008 TAIWAN	[Intentionally omitted]

Brandy Investments, LLC	Attn: Steve Flannery 6474 Cranberry Court Niwot, CO 80503	[Intentionally omitted]

Christopher A. Branoff Trust U/A/D 6/26/2000	12385 Equine Lane Wellington, FL 33414	[Intentionally omitted]

Christopher P. Gutek	2137 New Town Drive NE Grand Rapids, MI 49525	[Intentionally omitted]

Cisco Systems, Inc.	Attn: Karen Yip 170 West Tasman Drive San Jose, CA 95134	[Intentionally omitted]

Clark Jernigan	2301 South MoPac Expressway, #236 Austin, TX 78746	[Intentionally omitted]

Cloud Ranger Limited	Attn: Harrison Huang No. 1 Dusing 1st Road Hsinchu Science Park Hsinchu City TAIWAN	[Intentionally omitted]

Comerica Ventures Incorporated	Attn: Warrant Administrator 1717 Main Street, 5th Floor, MC 6406 Dallas, TX 75201	[Intentionally omitted]

Cricket Investment Partners LLC	480 Pierce Street, Suite 200 Birmingham, MI 48009	[Intentionally omitted]

CSVI Ventures, L.P.	5F, No. 57, Section 2 Dunhua South Road Taipei 106 TAIWAN	[Intentionally omitted]

David Blaauw	1811 Glenwood Road Ann Arbor, MI 48104	[Intentionally omitted]

David C. Tessler Business Trust	30757 Greenfield Road Southfield, MI 48076	[Intentionally omitted]

David J. Killoran	1218 Ballybunion Court SE Grand Rapids, MI 49546	[Intentionally omitted]

DFJ Mercury II Affiliates Fund, LP	Attn: Edward B. Hill 3737 Buffalo Speedway, Suite 1750 Houston, TX 77098	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
DFJ Mercury II, LP	Attn: Edward B. Hill 3737 Buffalo Speedway, Suite 1750 Houston, TX 77098	[Intentionally omitted]

Digimoc Holdings Limited	c/o Vistra Corporate Services Centre Wickhams Cay II Road Town, Tortola VG1110 BRITISH VIRGIN ISLANDS	[Intentionally omitted]

Draper Associates Riskmasters Fund II, LLC	Attn: Timothy C. Draper 55 East 3rd Avenue San Mateo, CA 94401	[Intentionally omitted]

Draper Associates Riskmasters Fund III, LLC	Attn: Timothy C. Draper 55 East 3rd Avenue San Mateo, CA 94401	[Intentionally omitted]

Draper Associates, L.P.	Attn: Timothy C. Draper 55 East 3rd Avenue San Mateo, CA 94401	[Intentionally omitted]

Draper Fisher Jurvetson Fund X, L.P.	Attn: John Fisher 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	[Intentionally omitted]

Draper Fisher Jurvetson Partners X, LLC	Attn: John Fisher 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	[Intentionally omitted]

EDB Investments Pte Ltd	250 North Bridge Road #20-03 Raffles City Tower SINGAPORE 179101	[Intentionally omitted]

El Camino Fund, L.P.	c/o El Camino Global Capital 800 West El Camino Real, Suite 180 Mountain View, CA 94040	[Intentionally omitted]

Element I Venture Capital Co., Ltd.	7F-2, No. 139, SongJiang Road Zhongshan District, Taipei City 10485 TAIWAN	[Intentionally omitted]

Element IV Venture Capital Co., Ltd.	7F-2, No. 139, SongJiang Road Zhongshan District, Taipei City 10485 TAIWAN	[Intentionally omitted]

Ellen Lehman	144 Ensworth Avenue Nashville, TN 37205	[Intentionally omitted]

Everest Fund I	Attn: Weijie Yun 26707 Tanglewood Lane Los Altos Hills, CA 94022	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
Farglory International Investment Co., Ltd.	30F., No. 1, Songgao Road Xinyi District Taipei City 110 TAIWAN	[Intentionally omitted]

Frank J. Marshall	704 228th Avenue NE, #622 Sammamish, WA 98074	[Intentionally omitted]

Freedom Overseas Co., Ltd.	Suite 1, Commercial House One Eden Island SEYCHELLES	[Intentionally omitted]

Fujitsu Semiconductor Memory Solution Limited	Attn: Daisuke Kitayama Shin-Yokohama TECH Building 3-9-1 Shin-Yokohama Kohoku-Ku, Yokohama, Kanagawa JAPAN	[Intentionally omitted]

Grand Angels Co. Investment Fund I, LLC	Attn: Paul D’Amato, Managing Director 37 Ottawa Street NW, Suite 200 Grand Rapids, MI 49503	[Intentionally omitted]

Grand Angels Venture Fund II, LLC	Attn: Paul D’Amato, Managing Director 37 Ottawa Street NW, Suite 200 Grand Rapids, MI 49503	[Intentionally omitted]

Grandwin Enterprises Limited	1902 Bank of America Tower 12 Harcourt Road Central HONG KONG	[Intentionally omitted]

Harold Finkel	8731 Tierra Lago Cove Lake Worth, FL 33467	[Intentionally omitted]

Hassan Naser	7201 Foxtree Cove Austin, TX 78750	[Intentionally omitted]

HRV Ambiq 2021 LLC	c/o HRV Management Company, LLC 303 Detroit Street, Suite 105 Ann Arbor, MI 48104	[Intentionally omitted]

HRV Ambiq 2021 II LLC	c/o HRV Management Company, LLC 303 Detroit Street, Suite 105 Ann Arbor, MI 48104	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
Hui Capital Superstar Limited	Unit 501 Jacaranda International Business Center Shenzhen CHINA	[Intentionally omitted]

Huron River Ventures I-A, Limited Partnership	303 Detroit Street, Suite 105 Ann Arbor, MI 48104	[Intentionally omitted]

Huron River Ventures Opportunity Fund, L.P.	303 Detroit Street, Suite 105 Ann Arbor, MI 48104	[Intentionally omitted]

Ideal Base Limited	25th Floor, Berkshire House 25 Westlands Road Quarry Bay HONG KONG	[Intentionally omitted]

Iida Electronics Tsusho Co Ltd.	Iida Tsusho Building 3-9-3 Sotokanda Chiyoda-ku, Tokyo 101-0021 JAPAN	[Intentionally omitted]

J. Kevin McCurren	245 Madison Avenue SE Grand Rapids, MI 49503	[Intentionally omitted]

Jacobs Partners	480 James Robertson Parkway Nashville, TN 37219	[Intentionally omitted]

Jeff Eskind	416 Ellendale Nashville, TN 37205	[Intentionally omitted]

John Ives, Kathleen Ives, JTWROS	P.O. Box 6123 356 Harrier Circle Eagle, CO 81631	[Intentionally omitted]

Jon Daniel Landman	1054 Overton Lea Road Nashville, TN 37220-1414	[Intentionally omitted]

Kenneth A. Buckfire	1175 Park Avenue, Apt. 13-A New York, NY 10128	[Intentionally omitted]

KIP Bright (Chengdu) Equity Investment Partnership (LP)	Room 4102, United Plaza No. 1468 Nanjing West Road Jing’an, Shanghai 200040 CHINA	[Intentionally omitted]

KP X LIMITED	Room A37, 9th Floor Silver Heights International Building 707-713 Nathan Road Mongkok, Kowloon HONG KONG	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
KPCB Holdings, Inc., as Nominee	c/o Kleiner Perkins Caufield & Byers Attn: Wen Hsieh and Susan Biglieri 2750 Sand Hill Road Menlo Park, CA 94025	[Intentionally omitted]

Landman Family Partnership	1054 Overton Lea Road Nashville, TN 37220-1414	[Intentionally omitted]

Leigh Family Investments LLC	Attn: Larry Leigh 4633 6th Street Caledonia, MI 49316	[Intentionally omitted]

Lightspeed China Partners Select I, L.P.	Maples Corporate Service Limited P.O. Box 309, Ugland House Grand Cayman KY1-1104 CAYMAN ISLANDS with a copy to: Room 2105, Floor 21, Xinmao Mansion No. 233 Taicang Road Shanghai CHINA	[Intentionally omitted]

Lionhill Ventures Limited	c/o 10/F., Novel Industrial Building 850-870 Lai Chi Kok Road Cheung Sha Wan, Kowloon HONG KONG	[Intentionally omitted]

Marc Hanson	8870 W 170th St. Stilwell, KS 66085	[Intentionally omitted]

Masayuki Kojo	1-23-2-4005, Toranomon Minato-ku, Tokyo 105-0001 JAPAN	[Intentionally omitted]

MAX ELECTRON (HONGKONG) LIMITED	Flat/Room 19C Lockhart Centre 301-307 Lockhart Road Wan Chai HONG KONG	[Intentionally omitted]

Maxim Integrated Products, Inc.	160 Rio Robles San Jose, CA 95134	[Intentionally omitted]

Michael Erik Landman	1054 Overton Lea Road Nashville, TN 37220-1414	[Intentionally omitted]

Mio Labs Inc.	4500 Great America Parkway, Suite 1023 Santa Clara, CA 95054	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
Nations Technologies (Hong Kong) Limited	13F, Gloucester Tower The Landmark 15 Queen’s Road Central Central HONG KONG	[Intentionally omitted]

NFC Fund II, LP	Rm E, 12F, No 89, Songren Road Xinyi District Taipei TAIWAN	[Intentionally omitted]

Nice One Trading Ltd.	Attn: Richard Wang 17/F-1, No. 76, Section 2 Dunhua South Road Da-an District, Taipei 10682 TAIWAN	[Intentionally omitted]

Optimas Capital Partners Fund LP	Unit 709-716, 7/F, Chater House 8 Connaught Road Central HONG KONG	[Intentionally omitted]

Orfin Ambiq, LLC	40900 Woodward Avenue, Suite 200 Bloomfield Hills, MI 48304	[Intentionally omitted]

Orfin, LLC	40900 Woodward Avenue, Suite 200 Bloomfield Hills, MI 48304	[Intentionally omitted]

Osage University Partners I, L.P.	Attn: Marc Singer, Manager 50 Monument Road, Suite 201 Bala Cynwyd, PA 19004	[Intentionally omitted]

Panasonic Ventures, LLC	Attn: Sayed Hisae 205 Ravendale Drive Mountain View, CA 94043	[Intentionally omitted]

Patrick J. Mullen	1790 Linson Court SE Grand Rapids, MI 49546	[Intentionally omitted]

Paul S. D’Amato	6864 Maplecrest Drive SE Grand Rapids, MI 49546	[Intentionally omitted]

PTCM Holdings Limited	Attn: Xiqing Liu Room 2606, VIA Technologies Building 9966 Shennan Avenue Nanshan District, Shenzhen City Guangdong Province CHINA	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
PVG GCN Ventures, L.P.	5F, No. 57, Section 2 Dunhua South Road Taipei 106 TAIWAN	[Intentionally omitted]

Q Venture Partners Fund LP	18/F, Park Avenue Tower 5 Moreton Terrace Causeway Bay HONG KONG	[Intentionally omitted]

R. Lawrence Leigh Trust	Attn: Larry Leigh 4633 6th Street Caledonia, MI 49316	[Intentionally omitted]

Regents of the University of Michigan	Attn: Felicia D. David-Visser, Manager of Investments University of Michigan Investment Office 101 North Main Street, Suite 600 Ann Arbor, MI 48104	[Intentionally omitted]

Regents of the University of Michigan through the “MINTS” program (Michigan Investment in New Technology Startups)	Attn: Felicia D. David-Visser, Manager of Investments University of Michigan Investment Office 101 North Main Street, Suite 600 Ann Arbor, MI 48104	[Intentionally omitted]

Regents of the University of Michigan, acting through its Frankel Commercialization Fund at the Ross School of Business	Attn: Michael Johnson 701 Tappan Street, R2410 Ann Arbor, MI 48109-1234	[Intentionally omitted]

Regents of the University of Michigan, acting through its Office of Technology Transfer	Attn: Rick Brandon 1600 Huron Parkway, Second Floor Ann Arbor, MI 48109-2590	[Intentionally omitted]

Revocable Trust of Hans Peter Deede	2438 South Idlewood Road Holland, MI 49424	[Intentionally omitted]

SCGC Capital Holding Company Limited	c/o SCGC Capital, Inc. Attn: David Barron/Wilson Tang 929 - 108th Avenue NE, Suite 1550 Bellevue, WA 98004	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
Shanghai Li Yao Enterprise Management Consulting Partnership (LP)	Room 2203, Office Building of Pudong Kerry City 1155 Fangdian Road Pudong New Area, Shanghai 201204 CHINA	[Intentionally omitted]

Stephen David Landman	1054 Overton Lea Road Nashville, TN 37220-1414	[Intentionally omitted]

Stephen Sheafor and Cindy Lindsay	1077 Canyon Boulevard, Unit 306 Boulder, CO 80302	[Intentionally omitted]

Steve Eskind	2322 Golf Club Lane Nashville, TN 37215	[Intentionally omitted]

Steven E. Field, Trustee for Steven E. Field Trust U/A Dated 12/2/1991	5611 Medina Court SE Grand Rapids, MI 49546	[Intentionally omitted]

Steven E. Zuccarini and Deborah J. Zuccarini, Initial Co-Trustees of the Zuccarini Family Trust dated October 23, 2015	6194 Bay Ridge Drive Bay Harbor, MI 49770	[Intentionally omitted]

Stonehaven Ventures Limited	12/F., Novel Industrial Building 850-870 Lai Chi Kok Road Cheung Sha Wan, Kowloon HONG KONG	[Intentionally omitted]

Stuart Erickson	190 Locust Avenue Rye, NY 10580	[Intentionally omitted]

Sunrise Technology Investments, LLC	515 North Flagler Drive, Suite 1702 West Palm Beach, FL 33401	[Intentionally omitted]

Supreme Capital Holdings Limited	Unit 2204, Tower B Ping An International Financial Center No. 3 Xinyuan South Road Chaoyang District, Beijing 100027 CHINA	[Intentionally omitted]

Taiwania Capital Buffalo Fund Co., Ltd.	Attn: David Chia-Shen Weng R1806, 333 Keelung Road, Section 1 Taipei 110 TAIWAN	[Intentionally omitted]

Schedule of Investors

Name	Address	Email
Templeson Holding Ltd.	Marcy Building, 2nd Floor, Purcell Estate Road Town, Tortola BRITISH VIRGIN ISLANDS with a copy to: Attn: Ruby Wang 3F., No. 308, Section 2 Bade Road Taipei 103 TAIWAN	[Intentionally omitted]

Tetsuya Umeki	#209, 26-1 Takashimadai Yokohama, Kanagawa 221-0833 JAPAN	[Intentionally omitted]

The Craig M. Hanson Revocable Living Trust dated May 31, 1991, as Amended and Restated	1023 Stratton Drive Waterford, MI 48328	[Intentionally omitted]

Triumph Way Investment Inc.	3rd Floor, J&C Building P.O. Box 362 Road Town, Tortola VG1110 BRITISH VIRGIN ISLANDS	[Intentionally omitted]

Trout Creek Ventures, LP	Attn: Paul D’Amato, Managing Director 6864 Maplecrest Drive SE Grand Rapids, MI 49546	[Intentionally omitted]

Tsiq Holdings Limited	B23-B, Universal Business Park Chaoyang District, Beijing 100015 CHINA	[Intentionally omitted]

Tyche Partners II, L.P.	2762 Ross Road Palo Alto, CA 94303	[Intentionally omitted]

West Fountain Global Fund Limited Partnership	Office of Sertus Incorporations (Cayman) Limited Sertus Chambers, Governors Square, Suite 5-204 23 Lime Tree Bay Avenue P.O. Box 2547 Grand Cayman KY1-1104 CAYMAN ISLANDS	[Intentionally omitted]

William D. Buckfire	1175 Park Avenue, Apt. 13-A New York, NY 10128	[Intentionally omitted]

William H. Eskind	11 Northumberland Nashville, TN 37205	[Intentionally omitted]

Schedule of Investors